Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Flexpoint Sensor Systems, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Clark M. Mower, Chief Executive Officer and Principal Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in our Annual Report fairly presents, in all material respects, our financial condition and result of operations.

Dated: March 30, 2015

/s/ Clark M. Mower

Clark M. Mower

Chief Executive Officer

Principal Financial Officer